Exhibit 4.24

AMENDMENT NO. 4

TO

SHAREHOLDERS’ AGREEMENT

This AMENDMENT NO. 4 TO SHAREHOLDERS’ AGREEMENT (Amendment No. 4), dated as of 21 July 2014, is entered into by and among MCE Cotai Investments Limited, a company incorporated in the Cayman Islands (MCE Cotai), New Cotai, LLC, a Delaware limited liability company (New Cotai), Melco Crown Entertainment Limited, a company incorporated in the Cayman Islands (MCE), and Studio City International Holdings Limited (formerly known as Cyber One Agents Limited), a company incorporated in the British Virgin Islands (Company). Capitalized terms used herein without definition have the meanings given such terms in the Shareholders’ Agreement (as defined below).

BACKGROUND

(A)	MCE Cotai, New Cotai, MCE and the Company entered into a Shareholders’ Agreement, dated 27 July 2011 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, each as defined below, the Shareholders’ Agreement), which governs their relationship in connection with, and the conduct and operations of, the Company and its Subsidiaries;

(B)	Pursuant to clause 17 of the Shareholders’ Agreement, MCE Cotai and New Cotai agreed to invest equity capital in the Company up to an aggregate amount of US$1,250 million (Phase I Capital Commitments);

(C)	On the date of this Amendment No. 4, the Board approved a budget of US$30 million for the preliminary development and initial concept design work of Phase II of the MSC Property (Phase II Preliminary Design Work);

(D)	In order to fund the Phase II Preliminary Design Work, MCE Cotai and New Cotai have agreed, as more fully set out below, (i) to commit to invest an additional US$30 million equity capital in the Company (Phase II Capital Commitment), and (ii) that the Company could forthwith make a Capital Call with respect to the Phase II Capital Commitment; and

(E)	This Amendment No. 4 is being executed and delivered by the parties in accordance with clause 41.1 of the Shareholders’ Agreement.

AGREED TERMS

1.	Phase II Capital Commitment

(a)	MCE Cotai and New Cotai hereby agree to purchase additional Securities up to a maximum aggregate amount equal to the Phase II Capital Commitment of US$30 million, in which MCE Cotai has a Financial Interest of 60% and New Cotai has a Financial Interest of 40%.

(b)	Clause 17.5 of the Shareholders’ Agreement is hereby amended to increase the maximum amount payable on all Capital Calls under clause 17 of the Shareholders’ Agreement (“Clause 17”) by the amount of the Phase II Capital Commitment, from US$1,250 million to US$1,280 million.

(c)	Schedule 1 of the Shareholders’ Agreement is hereby supplemented to reflect the Phase II Capital Commitment and the Financial Interests held by each Shareholder therein.

(d)	The Funding Schedule of Phase II Preliminary Design Work, as agreed and confirmed by MCE Cotai and New Cotai is attached as annexure A to this Amendment No. 4. Such Funding Schedule of Phase II Preliminary Design Work forms an integral part of the Financing and Funding Schedule.

(e)	The Company must issue the Securities in respect of the Phase II Capital Commitment under Clause 17 pursuant to a valid Capital Call made on the date hereof and in accordance with such clause. Such Call Notice shall be in the form of annexure B to this Amendment No. 4. The parties hereto further agree that, Clause 17.6 notwithstanding, the funds subject to such Call Notice issued on the date hereof shall be used to fund Phase II Preliminary Design Work which may be incurred in the fourth Quarter of 2014 and the first two quarters of 2015, and the date for payment of such Capital Call shall be 22 July 2014.

2.	General

(a)	Except as expressly modified by this Amendment No. 4, all of the terms, covenants, agreements, conditions and other provisions of the Shareholders’ Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Shareholders’ Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereunder,” “hereto” and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Shareholders’ Agreement as amended by this Amendment No. 4.

(b)	This Amendment No. 4 may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall together be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Amendment No. 4 by facsimile transmission or by electronic transmission of a .pdf or other electronic file shall be as effective as delivery of a manually signed counterpart of this Amendment No. 4.

(c)	This Amendment No. 4 is governed by and is to be construed in accordance with the laws applicable in Hong Kong.

*  *  *  *  *

Executed as an agreement

SIGNED by

Lawrence Ho

for and on behalf of

MCE COTAI INVESTMENTS LIMITED

as its authorized representative

/s/ Lawrence Yau Lung Ho
Authorized Representative

SIGNED by

Lawrence Ho

for and on behalf of

MELCO CROWN ENTERTAINMENT LIMITED

as its authorized representative

/s/ Lawrence Yau Lung Ho
Authorized Representative

SIGNED by

David Reganato

for and on behalf of

NEW COTAI, LLC

as its authorized representative

/s/ David Reganato
Authorized Representative

SIGNED by

for and on behalf of

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

as its authorized representative

Authorized Representative

SIGNED BY

for and on behalf of

NEW COTAI, LLC

as its authorized representative

Authorized Representative

SIGNED by

Lawrence Ho

for an on behalf of

STUDIO CITY INTERNATIONAL

HOLDINGS LIMITED

as its authorized representative

/s/ Lawrence Yau Lung Ho
Authorized Representative

[Signature Page to Amendment No. 4 to SCIH Shareholders’ Agreement]

ANNEXURE A

Funding Schedule of Phase II Preliminary Design Work

		($ in millions)	Year 2014				Year 2015
Item	Description	Amount	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
1	Phase II Preliminary Design work costs	27.3	—	—	7.9	10.5	6.8	2.1	—	—
2	Contingency	2.7
	Sub-Total:	30

ANNEXURE B

Form of Call Notice

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

(FORMERLY KNOWN AS CYBER ONE AGENTS LIMITED)

(the “Company”)

Capital Call Notice

(the “Call Notice”)

21 July 2014

To:	MCE Cotai Investments Limited		New Cotai LLC
	36/F, The Centrium 60 Wyndham Street Central Hong Kong		c/o New Cotai Holdings Two Greenwich Plaza Greenwich, Connecticut, 06830 USA

	Attn:	Geoffrey Davis, Chief Financial Officer, Melco Crown Entertainment	Attn: Frederick Fogel
	Fax:	+ 852 2537 3618	Fax: +1 203 542 4308

Reference is made to the Shareholders’ Agreement between MCE Cotai Investments Limited (“MCE Cotai”), New Cotai, LLC (“New Cotai”), Melco Crown Entertainment Limited and Studio City International Holdings Limited (formerly known as Cyber One Agents Limited) dated 27 July 2011, as amended by the Amendment No.1 to Shareholders’ Agreement dated 25 September 2012, the Amendment No.2 to Shareholders’ Agreement dated 17 May 2013, the Amendment No. 3 to Shareholders’ Agreement dated 3 June 2014 and the Amendment No. 4 to Shareholders’ Agreement (“Amendment No. 4”) dated 21 July 2014 (“Shareholders’ Agreement”).

Capitalised words and expressions used in this Call Notice shall have the same meaning as contained in the Shareholders’ Agreement, unless otherwise defined herein.

I	Capital Call Details

In accordance with the Shareholders’ Agreement, a Call Notice is hereby served to each of the Shareholders for the following:

(1)	a Capital Call is being made pursuant to the Shareholders’ Agreement;

(2)	the aggregate amount of the Capital Call is US$30,000,000 (the “Capital Call Amount”). The Capital Call Amount represents the entire Phase II Capital Commitment;

(3)	the number of Securities corresponding to the Capital Call Amount is to be notified by the Company in a supplemental notice as referred to in Section II below;

(4)	the amount to be contributed by each Shareholder is as follows:

(i)	MCE Cotai — US$18,000,000; and

(ii)	New Cotai — US$12,000,000;

(5)	each of MCE Cotai and New Cotai is required to make payment of its respective portion of the Capital Call no later than 5:00 p.m. on or before 22 July 2014 Hong Kong Time (the “Payment Date”) in accordance with clause 1(e) of Amendment No.4; and

(6)	payment under this Call Notice shall be made to the United States dollar account in United States dollars or Hong Kong dollar account in Hong Kong dollars in an amount equivalent to the Capital Call Amount (at the exchange rate of USD1:HKD7.75) in same day funds:

For HKD
Account Name:	Studio City International Holdings Limited
Account Number (HK dollar):	28-11-10-005886
Beneficiary Bank:	Bank Of China Macau Branch
Beneficiary Bank Swift Code:	BKCHMOMX
Beneficiary Bank Address:	Avenida Doutor Mario Soares Macau
Correspondent Bank:	Bank Of China (Hong Kong) Limited
Correspondent Bank Swift Code:	BKCHHKHH

For USD
Account Name:	Studio City International Holdings Limited
Account Number (US dollar):	28-88-10-004588
Beneficiary Bank:	Bank Of China Macau Branch
Beneficiary Bank Swift Code:	BKCHMOMX
Beneficiary Bank Address:	Avenida Doutor Mario Soares Macau
Correspondent Bank:	Bank Of China New York Branch
Correspondent Bank Swift Code:	BKCHUS33

II	Supplemental Notice

The Company, MCE Cotai and New Cotai acknowledge that:

(1)	MCE Cotai and New Cotai has each notified the other and the Company that the institution set out below beside its respective name, is the entity named by it to be instructed by the Company as Valuation Expert under the Shareholders’ Agreement:

Shareholder	Valuation Expert
MCE Cotai	Deutsche Bank AG, Hong Kong Branch
New Cotai	Houlihan Lokey

(2)	the issue price for the Securities will be Fair Market Value, which is the arithmetic mean of the calculations of Fair Market Value set out in the Valuation Expert Reports of the second quarter of 2014; and

(3)	the Company intends to remind the Valuation Experts to issue Valuation Expert Reports for the second quarter of 2014 (if the same have not been issued on or before 10 July 2014) pursuant to clause 34.3 of the Shareholders’ Agreement, so that the Company may issue Securities based on the Fair Market Value determined from the Valuation Expert Reports, and will as soon as reasonably practicable thereafter issue a separate notice setting out the number of Securities corresponding to the Capital Call amount.

This Call Notice is issued as of the date first above written for and on behalf of:

Studio City International Holdings Limited

Authorized Signatory Lawrence Ho — Chairman